SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8 KSB
                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                December 22, 1999
                                -----------------
                                (Date of Report)

                                    CBQ, Inc.
                                    ---------
             (Exact name of registrant as specified in its charter)

                                    Colorado
                                    --------
                 (State or other jurisdiction of incorporation)

      33-14707-NY                                        84-1047159
      -----------                                        ----------
(Commission File Number)                    (IRS Employer Identification Number)


             4851 Keller Springs Rd., Ste. 228, Dallas, Texas 75248
             ------------------------------------------------------
          (Address of principal executive offices including zip code)


                                 (972) 732-1100
                                 --------------
               (Registrant's telephone number including area code)

                                 Not Applicable
          -----------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 1. Change in Control of Registrant: See Item 5, below.

Item 2. Acquisition or Disposition of Assets: See Item 5, below.

Item 3. Bankruptcy or Receivership: Not Applicable.

Item 4. Changes in Registrant's Certifying Accountant: Not Applicable.

Item 5. Other Events: Acquisition of CyberQuest, Inc.

Reorganization Agreement: On December 22, 1999, CBQ, Inc., a Colorado corporation (CBQI or the Company), entered into a reorganization agreement (Reorganization Agreement) with ChinaSoft, Inc., District of Columbia corporation (ChinaSoft), and the shareholders of ChinaSoft. The Reorganization Agreement resulted in the Company agreeing to acquire all of the outstanding stock of ChinaSoft in a stock-for-stock exchange. Consummation of the acquisition is subject to a due diligence period discussed immediately below. If the acquisition is consummated, ChinaSoft will become a wholly-owned subsidiary of the Company and the shareholders of ChinaSoft will acquire a controlling interest in the Company. The reorganization has been structured as a tax-free triangular merger.

The closing of the acquisition of ChinaSoft has been scheduled to take place at the offices of Porter, Wright, Morris & Arthur at 1667 K Street NW, Suite 1100, Washington, D.C. Closing will occur on the conclusion of certain due diligence by both parties. This due diligence must be completed by the close of business on January 14, 2000. The Reorganization Agreement provides that the Company and ChinaSoft each may conduct whatever due diligence they feel necessary to verify the truth and accuracy of the various representations and warranties made to one another in the Reorganization Agreement. Either party has the right to rescind the Reorganization Agreement in case of a material breach.

The Reorganization Agreement does not require a change of either the name or the outstanding capitalization of the Company.

The Company, under the Reorganization Agreement, will issue and deliver at closing approximately thirty million shares of its restricted common stock to the shareholders of ChinaSoft on a pro rata basis. The shares issued will constitute no less than 51% of the outstanding proprietary interest of CBQI on a fully diluted basis immediately after their issuance and delivery. The CBQI Shares will have been fully paid for and will be non assessable and restricted, as defined in Regulation D and Rule 144 of the Securities Act of 1933, as amended.

Concurrent with the execution and deliver of the Reorganization Agreement, Mr. William J. Flannery and Ms. Barbara Reihl resigned as directors, leaving Messrs. John Harris, Greg Allen and Richard Schwartz as the sole remaining directors. The executive officers of the Company remained unchanged. If closing occurs, four additional directors will be appointed. These will be Mr. Bart S. Fisher (who shall also act as Chairman), Mr. J. Patrick Dowd, Ms. Song Zhi De, and Mr. Chang Guomin. The current executive officers of the Company will remain unchanged immediately subsequent to closing. The directors of ChinaSoft, immediately subsequent to closing, will be Bart S. Fisher (who shall also act as Chairman), Song Zhi De and Xu Ying.

Overview of ChinaSoft:

     Founding and Business Summary: ChinaSoft was incorporated to promote the export of Chinese software services and solutions to the U.S. market. Eventually ChinaSoft will spin out and be its own entity, at which time it will make an initial public stock offering on the U.S. and Hong Kong exchanges. Recently, ChinaSoft and Beijing Zhongruan Zhixun Technology Development Co., Ltd., the marketing affiliate of the China National Software & Service Technologies Company (CS&S, an arm of the Chinese government), entered into a joint venture.

     Strategic Management Team: Bart S. Fisher, Chairman of the Board. Mr. Fisher is Counsel with the law firm of Porter, Wright, Morris & Arthur in Washington, DC. From 1972 through April, 1994, he practiced law with Patton, Boggs in Washington, DC, where he was a partner as of January 1, 1978. While at Patton Boggs he was on the Management Committee and Chair of the International Trade Practice Group. From May, 1994, until August 1, 1995, he was a partner with the law firm Arent Fox Kintner Plotkin & Kahn in Washington, DC.

He attended Harvard Law School (JD 1972), The Johns Hopkins School of Advanced International Studies in Washington, DC, and Bologna, Italy (MA 1967 and PhD
1970) and Washington University (BA 1963). He was elected to Phi Beta Kappa at Washington University, and awarded the Brookings Institution Fellowship in 1968.

Dr. Fisher is an Adjunct Professor in International Relations at the Georgetown University School of Foreign Service, and has been a Professorial Lecturer in International Relations at The Johns Hopkins School of Advanced International Studies, and Senior Lecturer in International Transactions at the International Institute of George Mason University. He was a Fellow in the Foreign Policy Studies Division at the Brookings Institute (1968 to 1969).

He is a member of the International Bar Association and an ex-officio member of the Board of Governors, International Practice Section, Virginia State Bar. He serves on the Program Committee of Georgetown University Leadership Seminar, which he co-founded in 1981, as a Director of The Institute at Mars Hill College, as a participating member of the International Trade Working Group of the President's Council on Year 2000 Conversion, and is a nationally syndicated columnist for NewsUSA.

He is Managing Partner of Capital House Merchant Banking, LLC, and President of Capital Baseball, Inc. From 1991-1994 he was Vice President of the Prince William Cannons Professional Baseball Club and a member of its Board of Directors. He formerly served as a Director of Total Health, a New York-based health maintenance organization.

He is a member of the Board of Directors of the National Marrow Donor Program, The Marrow Foundation, and the Aplastic Anemia Foundation (which he founded in
1983), and has served as President of the Aplastic Anemia Foundation. He is a member of the American Legion Parkville Post.

Dr. Fisher is listed in Who's Who in the World, Who's Who in American Law, and Who's Who in America.

The biographies for Mr. J. Patrick Dowd, Ms. Song Zhi De, and Mr. Chang Guomin are currently being prepared.

     Market Analysis: The U.S. market for software is very large, as is the market for software in China. ChinaSoft will seek to provide software solutions for both the U.S. and China markets. ChinaSoft will focus initially on applications in the telecommunications area.

     Market Opportunity: ChinaSoft intends to benefit from its relationships in China in both an export and import capacity. Along with the exportation of Chinese software services and solutions, ChinaSoft wants to help U.S. companies engaging in joint ventures in China with software projects in China. ChinaSoft will compete with India's market for offshore engineering solutions. China has a competitive advantage in the labor market for software engineers. A college graduate in China earns just $3,000 a year as a programmer compared to the over $60,000 per year earned by U.S. graduates.

ChinaSoft plans to export Chinese software services and solutions over the Internet. In this manner, U.S. companies can easily access Chinese engineers for projects. The time difference between the United States and China will be a beneficial factor in this regard. Chinese engineers can work on projects while U.S. customers are asleep and, in some cases, have it delivered by morning.

     Target Market: The target market will consist of two types of customers:
(1) people who want to do IT work in China who currently go to India, and (2) direct customers that have a shortage of IT people. Prospective customers include KPMG, Motorola, and CyberCash.

     Market Size: China is a market with 1.3 billion people, with per capita incomes varying substantially depending on the part of the country surveyed. Initially, ChianSoft will focus on the coastal provinces including Beijing, Shanghai, Shandong, and Fujian. The per capita income in the coastal areas of China is around $1,000 per person. It is on the order of $300 per capita for the inland provinces, which will be a later target of opportunity.

     Business Strategy: ChinaSoft plans to pursue its business in China on three different levels. First and foremost, ChinaSoft will promote the exportation of Chinese software services and solutions. Second, ChinaSoft hopes to become an Internet Service Provider (ISP) in China. Currently, there are only a few ISPs, including the Government of China. There is no foreign investment in the Chinese Internet except for the WTO. ChinaSoft may invest up to 50 percent in a Chinese Internet company. ChinaSoft believes that it can compete in the area of e-payments. Finally, ChinaSoft hopes to compete in the telecommunications industry in China by entering into wireless web market.

ChinaSoft also plans to sell software and software solutions on the Internet through ChinaSoftInternational.com.

     Strategic Relationships: ChinaSoft's key strategic relationship is its joint venture with China National Computer Software & Technology Service Corporation/Beijing Zhongruan Zhixun Technology Development Co., Ltd., which is a marketing arm of China National Compurter Software & Technology Service Corporation ("CS&S"). The Chairman of the Board of Beijing Zhongruan Zhixun Technology Development Co., Ltd. is Chang Guomin, who has very good relationships with the Government of China and the business community within China.

     Intellectual Property: The key intellectual property possessed by ChinaSoft is know-how related to computer programming.

Item 6. Resignation of Registrant's Directors: Not Applicable.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits: Not Applicable

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


CBQ, Inc.
(Registrant)


By: /s/ John Harris
   ------------------------------------
   John Harris, Chief Executive Officer


Date: January 6, 1999